Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2024, RECEIPT OF SHAREHOLDER APPROVAL OF THE MERGER WITH THE FIRST BANCSHARES, INC.

TUPELO, MISSISSIPPI (October 22, 2024) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the third quarter of 2024.

(Dollars in thousands, except earnings per share)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Net income and earnings per share:
Net income	$72,455	$38,846	$41,833	$150,710	$116,554
After-tax gain on sale of insurance agency	38,951	—	—	38,951	—
After-tax loss on sale of securities (including impairments)	—	—	—	—	(17,859)
Basic EPS	1.18	0.69	0.75	2.60	2.08
Diluted EPS	1.18	0.69	0.74	2.59	2.07
Adjusted diluted EPS (Non-GAAP)(1)	0.70	0.69	0.74	2.03	2.38
Impact to diluted EPS from after-tax gain on sale of insurance agency	0.63	—	—	0.67	—
Impact to diluted EPS from after-tax loss on sale of securities (including impairments)	—	—	—	—	(0.31)

“The financial results for the quarter reflect solid performance and balance sheet strength,” remarked C. Mitchell Waycaster, Chief Executive Officer of the Company. “We were pleased to receive shareholder approval today and look forward to completing our merger with The First in the first half of 2025, pending all required regulatory approvals and satisfaction of all other conditions.”

Quarterly Highlights

Merger Agreement with The First Bancshares, Inc. and Other Transactions
•On July 29, 2024, the Company announced its merger with The First Bancshares, Inc. (“The First”). Today, the shareholders of both Renasant and The First approved the merger and the related issuance of shares of Renasant common stock to the shareholders of The First
•On July 31, 2024, Renasant completed its public offering of an aggregate of 7,187,500 shares of its common stock at a price of $32.00 per share. The net proceeds of the offering after deducting underwriting discounts and other offering expenses were approximately $217.0 million

•Effective July 1, 2024, Renasant sold the assets of its insurance agency for cash proceeds of $56.4 million, recognizing a positive after-tax impact to earnings of $34.1 million, which is net of transaction expenses

Earnings
•Net income for the third quarter of 2024 was $72.5 million; diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $1.18 and $0.70, respectively
•Net interest income (fully tax equivalent) for the third quarter of 2024 was $133.6 million, up $6.0 million on a linked quarter basis
•For the third quarter of 2024, net interest margin was 3.36%, up 5 basis points on a linked quarter basis
•Cost of total deposits was 2.51% for the third quarter of 2024, up 4 basis points on a linked quarter basis
•Noninterest income increased $50.5 million on a linked quarter basis primarily due to the $53.3 million pre-tax gain on the insurance agency sale, offset by the loss of insurance commissions as a result of the sale
•Mortgage banking income decreased $1.3 million on a linked quarter basis. The mortgage division generated $543.6 million in interest rate lock volume in the third quarter of 2024, a decrease of $16.7 million on a linked quarter basis. Gain on sale margin was 1.56% for the third quarter of 2024, down 13 basis points on a linked quarter basis
•Noninterest expense increased $10.0 million on a linked quarter basis. Merger and conversion expenses of $11.3 million for the third quarter of 2024 related to both the announced merger with The First and the insurance agency sale contributed to the increase

Balance Sheet
•Loans increased $22.9 million on a linked quarter basis, representing 0.7% annualized net loan growth
•Securities decreased $9.0 million on a linked quarter basis. Cash flows related to principal payments reduced securities by $43.4 million which was offset by a positive fair market value adjustment in our available-for-sale portfolio of $34.4 million
•Deposits at September 30, 2024 increased $254.5 million on a linked quarter basis. Brokered deposits decreased $31.8 million on a linked quarter basis to $126.8 million at September 30, 2024. Noninterest bearing deposits decreased $9.7 million on a linked quarter basis and represented 24.3% of total deposits at September 30, 2024

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) increased 0.1% and 8.9%, respectively, on a linked quarter basis
•Effective October 22, 2024, the Company’s Board of Directors approved a $100.0 million stock repurchase program under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately-negotiated transactions. This plan replaces the Company’s $100.0 million stock repurchase program that expired in October 2024. There was no buyback activity during the third quarter of 2024

Credit Quality
•The Company recorded a provision for credit losses of $0.9 million for the third quarter of 2024, compared to $3.3 million for the second quarter of 2024
•The ratio of allowance for credit losses on loans to total loans was 1.59% at September 30, 2024, unchanged on a linked quarter basis
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 168.07% at September 30, 2024, compared to 203.88% at June 30, 2024
•Net loan charge-offs for the third quarter of 2024 were $0.7 million, or 0.02% of average loans on an annualized basis
•Nonperforming loans to total loans increased to 0.94% at September 30, 2024 compared to 0.78% at June 30, 2024, and criticized loans (which include classified and Special Mention loans) to total loans increased to 3.02% at September 30, 2024, compared to 2.62% at June 30, 2024

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Interest income
Loans held for investment	$202,655	$198,397	$192,390	$188,535	$181,129	$593,442	$516,114
Loans held for sale	4,212	3,530	2,308	3,329	3,751	10,050	8,478
Securities	10,304	10,410	10,700	10,728	10,669	31,414	39,760
Other	11,872	7,874	7,781	7,839	10,128	27,527	22,536
Total interest income	229,043	220,211	213,179	210,431	205,677	662,433	586,888
Interest expense
Deposits	90,787	87,621	82,613	77,168	70,906	261,021	155,163
Borrowings	7,258	7,564	7,276	7,310	7,388	22,098	38,351
Total interest expense	98,045	95,185	89,889	84,478	78,294	283,119	193,514
Net interest income	130,998	125,026	123,290	125,953	127,383	379,314	393,374
Provision for credit losses
Provision for loan losses	1,210	4,300	2,638	2,518	5,315	8,148	16,275
Recovery of unfunded commitments	(275)	(1,000)	(200)	—	(700)	(1,475)	(3,200)
Total provision for credit losses	935	3,300	2,438	2,518	4,615	6,673	13,075
Net interest income after provision for credit losses	130,063	121,726	120,852	123,435	122,768	372,641	380,299
Noninterest income	89,299	38,762	41,381	20,356	38,200	169,442	92,719
Noninterest expense	121,983	111,976	112,912	111,880	108,369	346,871	327,742
Income before income taxes	97,379	48,512	49,321	31,911	52,599	195,212	145,276
Income taxes	24,924	9,666	9,912	3,787	10,766	44,502	28,722
Net income	$72,455	$38,846	$39,409	$28,124	$41,833	$150,710	$116,554

Adjusted net income (non-GAAP)(1)	$42,960	$38,846	$36,572	$42,887	$41,833	$118,588	$134,413
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$56,238	$51,812	$48,231	$52,614	$57,214	$156,281	$180,789

Basic earnings per share	$1.18	$0.69	$0.70	$0.50	$0.75	$2.60	$2.08
Diluted earnings per share	1.18	0.69	0.70	0.50	0.74	2.59	2.07
Adjusted diluted earnings per share (non-GAAP)(1)	0.70	0.69	0.65	0.76	0.74	2.03	2.38
Average basic shares outstanding	61,217,094	56,342,909	56,208,348	56,141,628	56,138,618	57,934,806	56,085,556
Average diluted shares outstanding	61,632,448	56,684,626	56,531,078	56,611,217	56,523,887	58,297,554	56,393,957
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.66	$0.66
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Return on average assets	1.63%	0.90%	0.92%	0.65%	0.96%	1.16%	0.90%
Adjusted return on average assets (non-GAAP)(1)	0.97	0.90	0.86	0.99	0.96	0.91	1.04
Return on average tangible assets (non-GAAP)(1)	1.75	0.98	1.00	0.71	1.05	1.25	0.99
Adjusted return on average tangible assets (non-GAAP)(1)	1.05	0.98	0.93	1.08	1.05	0.99	1.13
Return on average equity	11.29	6.68	6.85	4.93	7.44	8.38	7.04
Adjusted return on average equity (non-GAAP)(1)	6.69	6.68	6.36	7.53	7.44	6.59	8.12
Return on average tangible equity (non-GAAP)(1)	18.83	12.04	12.45	9.26	13.95	14.69	13.35
Adjusted return on average tangible equity (non-GAAP)(1)	11.26	12.04	11.58	13.94	13.95	11.61	15.35
Efficiency ratio (fully taxable equivalent)	54.73	67.31	67.52	75.11	64.38	62.33	66.28
Adjusted efficiency ratio (non-GAAP)(1)	64.62	66.60	68.23	66.18	63.60	66.46	62.61
Dividend payout ratio	18.64	31.88	31.43	44.00	29.33	25.38	31.73

Capital and Balance Sheet Ratios

	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Shares outstanding	63,564,028	56,367,924	56,304,860	56,142,207	56,140,713
Market value per share	$32.50	$30.54	$31.32	$33.68	$26.19
Book value per share	41.82	41.77	41.25	40.92	39.78
Tangible book value per share (non-GAAP)(1)	26.02	23.89	23.32	22.92	21.76
Shareholders’ equity to assets	14.80%	13.45%	13.39%	13.23%	13.00%
Tangible common equity ratio (non-GAAP)(1)	9.76	8.16	8.04	7.87	7.55
Leverage ratio	11.32	9.81	9.75	9.62	9.48
Common equity tier 1 capital ratio	12.88	10.75	10.59	10.52	10.46
Tier 1 risk-based capital ratio	13.67	11.53	11.37	11.30	11.25
Total risk-based capital ratio	17.32	15.15	15.00	14.93	14.91

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Noninterest income
Service charges on deposit accounts	$10,438	$10,286	$10,506	$10,603	$9,743	$31,230	$28,596
Fees and commissions	4,116	3,944	3,949	4,130	4,108	12,009	13,771
Insurance commissions	—	2,758	2,716	2,583	3,264	5,474	8,519
Wealth management revenue	5,835	5,684	5,669	5,668	5,986	17,188	16,464
Mortgage banking income	8,447	9,698	11,370	6,592	7,533	29,515	25,821
Gain on sale of insurance agency	53,349	—	—	—	—	53,349	—
Net losses on sales of securities (including impairments)	—	—	—	(19,352)	—	—	(22,438)
Gain on extinguishment of debt	—	—	56	620	—	56	—
BOLI income	2,858	2,701	2,691	2,589	2,469	8,250	7,874
Other	4,256	3,691	4,424	6,923	5,097	12,371	14,112
Total noninterest income	$89,299	$38,762	$41,381	$20,356	$38,200	$169,442	$92,719
Noninterest expense
Salaries and employee benefits	$71,307	$70,731	$71,470	$71,841	$69,458	$213,508	$209,927
Data processing	4,133	3,945	3,807	3,971	3,907	11,885	11,224
Net occupancy and equipment	11,415	11,844	11,389	11,653	11,548	34,648	34,818
Other real estate owned	56	105	107	306	(120)	268	(39)
Professional fees	3,189	3,195	3,348	2,854	3,338	9,732	10,817
Advertising and public relations	3,677	3,807	4,886	3,084	3,474	12,370	11,642
Intangible amortization	1,160	1,186	1,212	1,274	1,311	3,558	4,106
Communications	2,176	2,112	2,024	2,026	2,006	6,312	6,212
Merger and conversion related expenses	11,273	—	—	—	—	11,273	—
Other	13,597	15,051	14,669	14,871	13,447	43,317	39,035
Total noninterest expense	$121,983	$111,976	$112,912	$111,880	$108,369	$346,871	$327,742

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Gain on sales of loans, net	$4,499	$5,199	$4,535	$1,860	$3,297	$14,233	$12,713
Fees, net	2,646	2,866	1,854	2,010	2,376	7,366	7,041
Mortgage servicing income, net	1,302	1,633	4,981	2,722	1,860	7,916	6,067
Total mortgage banking income	$8,447	$9,698	$11,370	$6,592	$7,533	$29,515	$25,821

Balance Sheet

(Dollars in thousands)	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Assets
Cash and cash equivalents	$1,275,620	$851,906	$844,400	$801,351	$741,156
Securities held to maturity, at amortized cost	1,150,531	1,174,663	1,199,111	1,221,464	1,245,595
Securities available for sale, at fair value	764,844	749,685	764,486	923,279	909,108
Loans held for sale, at fair value	291,735	266,406	191,440	179,756	241,613
Loans held for investment	12,627,648	12,604,755	12,500,525	12,351,230	12,168,023
Allowance for credit losses on loans	(200,378)	(199,871)	(201,052)	(198,578)	(197,773)
Loans, net	12,427,270	12,404,884	12,299,473	12,152,652	11,970,250
Premises and equipment, net	280,550	280,966	282,193	283,195	284,368
Other real estate owned	9,136	7,366	9,142	9,622	9,258
Goodwill and other intangibles	1,004,136	1,008,062	1,009,248	1,010,460	1,011,735
Bank-owned life insurance	389,138	387,791	385,186	382,584	379,945
Mortgage servicing rights	71,990	72,092	71,596	91,688	90,241
Other assets	293,890	306,570	289,466	304,484	298,352
Total assets	$17,958,840	$17,510,391	$17,345,741	$17,360,535	$17,181,621

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$3,529,801	$3,539,453	$3,516,164	$3,583,675	$3,734,197
Interest-bearing	10,979,950	10,715,760	10,720,999	10,493,110	10,422,913
Total deposits	14,509,751	14,255,213	14,237,163	14,076,785	14,157,110
Short-term borrowings	108,732	232,741	108,121	307,577	107,662
Long-term debt	433,177	428,677	428,047	429,400	427,399
Other liabilities	249,102	239,059	250,060	249,390	256,127
Total liabilities	15,300,762	15,155,690	15,023,391	15,063,152	14,948,298

Shareholders’ equity:
Common stock	332,421	296,483	296,483	296,483	296,483
Treasury stock	(97,251)	(97,534)	(99,683)	(105,249)	(105,300)
Additional paid-in capital	1,488,678	1,304,782	1,303,613	1,308,281	1,304,891
Retained earnings	1,063,324	1,005,086	978,880	952,124	936,573
Accumulated other comprehensive loss	(129,094)	(154,116)	(156,943)	(154,256)	(199,324)
Total shareholders’ equity	2,658,078	2,354,701	2,322,350	2,297,383	2,233,323
Total liabilities and shareholders’ equity	$17,958,840	$17,510,391	$17,345,741	$17,360,535	$17,181,621

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,584,104	$204,935	6.47%	$12,575,651	$200,670	6.41%	$12,030,109	$183,521	6.06%
Loans held for sale	272,110	4,212	6.19%	219,826	3,530	6.42%	227,982	3,751	6.58%
Taxable securities	1,794,421	9,212	2.05%	1,832,002	9,258	2.02%	2,097,285	9,459	1.80%
Tax-exempt securities(1)	262,621	1,390	2.12%	263,937	1,451	2.20%	285,588	1,566	2.19%
Total securities	2,057,042	10,602	2.06%	2,095,939	10,709	2.04%	2,382,873	11,025	1.85%
Interest-bearing balances with banks	894,313	11,872	5.28%	595,030	7,874	5.32%	729,049	10,128	5.51%
Total interest-earning assets	15,807,569	231,621	5.82%	15,486,446	222,783	5.77%	15,370,013	208,425	5.39%
Cash and due from banks	189,425			187,519			180,708
Intangible assets	1,004,701			1,008,638			1,012,460
Other assets	679,901			688,766			672,232
Total assets	$17,681,596			$17,371,369			$17,235,413
Interest-bearing liabilities:
Interest-bearing demand(2)	$7,333,508	$60,326	3.26%	$7,094,411	$56,132	3.17%	$6,520,145	$41,464	2.52%
Savings deposits	815,545	729	0.36%	839,638	729	0.35%	942,619	793	0.33%
Brokered deposits	150,991	1,998	5.25%	294,650	3,944	5.37%	947,387	12,732	5.33%
Time deposits	2,546,860	27,734	4.33%	2,487,873	26,816	4.34%	2,002,506	15,917	3.15%
Total interest-bearing deposits	10,846,904	90,787	3.32%	10,716,572	87,621	3.28%	10,412,657	70,906	2.70%
Borrowed funds	562,146	7,258	5.14%	583,965	7,564	5.19%	564,772	7,388	5.22%
Total interest-bearing liabilities	11,409,050	98,045	3.41%	11,300,537	95,185	3.38%	10,977,429	78,294	2.84%
Noninterest-bearing deposits	3,509,266			3,509,109			3,800,160
Other liabilities	209,763			223,992			226,219
Shareholders’ equity	2,553,517			2,337,731			2,231,605
Total liabilities and shareholders’ equity	$17,681,596			$17,371,369			$17,235,413
Net interest income/ net interest margin		$133,576	3.36%		$127,598	3.31%		$130,131	3.36%
Cost of funding			2.61%			2.58%			2.11%
Cost of total deposits			2.51%			2.47%			1.98%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Loans held for investment	$12,522,802	$600,245	6.39%	$11,866,662	$523,040	5.89%
Loans held for sale	215,978	10,050	6.20%	175,100	8,478	6.46%
Taxable securities(1)	1,839,249	27,975	2.03%	2,402,739	35,129	1.95%
Tax-exempt securities	265,601	4,346	2.18%	349,617	6,076	2.32%
Total securities	2,104,850	32,321	2.05%	2,752,356	41,205	2.00%
Interest-bearing balances with banks	687,318	27,527	5.35%	573,498	22,536	5.25%
Total interest-earning assets	15,530,948	670,143	5.75%	15,367,616	595,259	5.18%
Cash and due from banks	188,485			189,324
Intangible assets	1,007,710			1,012,613
Other assets	694,427			674,476
Total assets	$17,421,570			$17,244,029
Interest-bearing liabilities:
Interest-bearing demand(2)	$7,128,721	$168,958	3.16%	$6,235,322	$90,947	1.95%
Savings deposits	838,443	2,188	0.35%	999,436	2,432	0.33%
Brokered deposits	296,550	11,929	5.36%	719,603	27,445	5.10%
Time deposits	2,451,733	77,946	4.25%	1,769,246	34,339	2.59%
Total interest-bearing deposits	10,715,447	261,021	3.25%	9,723,607	155,163	2.13%
Borrowed funds	569,476	22,098	5.17%	1,026,467	38,351	4.99%
Total interest-bearing liabilities	11,284,923	283,119	3.35%	10,750,074	193,514	2.41%
Noninterest-bearing deposits	3,512,318			4,073,265
Other liabilities	221,932			208,491
Shareholders’ equity	2,402,397			2,212,199
Total liabilities and shareholders’ equity	$17,421,570			$17,244,029
Net interest income/ net interest margin		$387,024	3.32%		$401,745	3.49%
Cost of funding			2.55%			1.75%
Cost of total deposits			2.45%			1.50%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended			Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Earning asset mix:
Loans held for investment	79.61%	81.20%	78.27%	80.63%	77.22%
Loans held for sale	1.72	1.42	1.48	1.39	1.14
Securities	13.01	13.53	15.50	13.55	17.91
Interest-bearing balances with banks	5.66	3.85	4.75	4.43	3.73
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	23.52%	23.69%	25.72%	23.74%	27.48%
Interest-bearing demand(1)	49.16	47.90	44.12	48.18	42.06
Savings	5.47	5.67	6.38	5.67	6.74
Brokered deposits	1.01	1.99	6.41	2.00	4.85
Time deposits	17.07	16.80	13.55	16.57	11.94
Borrowed funds	3.77	3.95	3.82	3.84	6.93
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$642	$(146)	$(820)	$619	$(64)
Total accretion on purchased loans	1,089	897	1,290	2,786	3,049
Total impact on net interest income	$1,731	$751	$470	$3,405	$2,985
Impact on net interest margin	0.04%	0.02%	0.01%	0.03%	0.03%
Impact on loan yield	0.05	0.02	0.02	0.04%	0.03%
(1) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Loan Portfolio:
Commercial, financial, agricultural	$1,804,961	$1,847,762	$1,869,408	$1,871,821	$1,819,891
Lease financing	98,159	102,996	107,474	116,020	120,724
Real estate - construction	1,198,838	1,355,425	1,243,535	1,333,397	1,407,364
Real estate - 1-4 family mortgages	3,440,038	3,435,818	3,429,286	3,439,919	3,398,876
Real estate - commercial mortgages	5,995,152	5,766,478	5,753,230	5,486,550	5,313,166
Installment loans to individuals	90,500	96,276	97,592	103,523	108,002
Total loans	$12,627,648	$12,604,755	$12,500,525	$12,351,230	$12,168,023

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023
Nonperforming Assets:
Nonaccruing loans	$113,872	$97,795	$73,774	$68,816	$69,541
Loans 90 days or more past due	5,351	240	451	554	532
Total nonperforming loans	119,223	98,035	74,225	69,370	70,073
Other real estate owned	9,136	7,366	9,142	9,622	9,258
Total nonperforming assets	$128,359	$105,401	$83,367	$78,992	$79,331

Criticized Loans
Classified loans	$218,135	$191,595	$206,502	$166,893	$186,052
Special Mention loans	163,804	138,343	138,366	99,699	89,858
Criticized loans(1)	$381,939	$329,938	$344,868	$266,592	$275,910

Allowance for credit losses on loans	$200,378	$199,871	$201,052	$198,578	$197,773
Net loan charge-offs	$703	$5,481	$164	$1,713	$1,933
Annualized net loan charge-offs / average loans	0.02%	0.18%	0.01%	0.06%	0.06%
Nonperforming loans / total loans	0.94	0.78	0.59	0.56	0.58
Nonperforming assets / total assets	0.71	0.60	0.48	0.46	0.46
Allowance for credit losses on loans / total loans	1.59	1.59	1.61	1.61	1.63
Allowance for credit losses on loans / nonperforming loans	168.07	203.88	270.87	286.26	282.24
Criticized loans / total loans	3.02	2.62	2.76	2.16	2.27
(1) Criticized loans include classified and Special Mention loans.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, October 23, 2024.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=YvWBKrUB. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2024 Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 8626805 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 6, 2024.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 120-year-old financial services institution. Renasant has assets of approximately $18.0 billion and operates 186 banking, lending, mortgage and wealth management offices throughout the Southeast as well as offering factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions (including its recently-announced acquisition of The First Bancshares, Inc. described under the “Quarterly Highlights” heading above) into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition, including in connection with the proposed merger with The First Bancshares, Inc.; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in policy by regulatory agencies or increased scrutiny by, and/or additional regulatory requirements of, regulatory agencies as a result of our proposed merger with The First Bancshares, Inc.; (ix) changes in the securities and foreign exchange markets; (x) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xi) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio; (xii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiii) changes in the sources and costs of the capital we use to make loans and otherwise fund our operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xiv) general economic, market or business conditions, including the impact of inflation; (xv) changes in demand for loan and deposit products and other financial services; (xvi) concentrations of credit or deposit exposure; (xvii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xviii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xix) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xx) geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxi) the impact, extent and timing of technological changes; and (xxii) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) certain performance ratios (namely, the ratio of pre-provision net revenue to average assets, the return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.

These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges (such as, for the third quarter of 2024, merger and conversion expenses and the gain on the sale of the assets of the Company’s insurance agency), with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$72,455	$38,846	$39,409	$28,124	$41,833	$150,710	$116,554
Income taxes	24,924	9,666	9,912	3,787	10,766	44,502	28,722
Provision for credit losses (including unfunded commitments)	935	3,300	2,438	2,518	4,615	6,673	13,075
Pre-provision net revenue (non-GAAP)	$98,314	$51,812	$51,759	$34,429	$57,214	$201,885	$158,351
Merger and conversion expense	11,273	—	—	—	—	11,273	—
Gain on extinguishment of debt	—	—	(56)	(620)	—	(56)	—
Gain on sales of MSR	—	—	(3,472)	(547)	—	(3,472)	—
Gain on sale of insurance agency	(53,349)	—	—	—	—	(53,349)	—
Losses on sales of securities (including impairments)	—	—	—	19,352	—	—	22,438
Adjusted pre-provision net revenue (non-GAAP)	$56,238	$51,812	$48,231	$52,614	$57,214	$156,281	$180,789

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$72,455	$38,846	$39,409	$28,124	$41,833	$150,710	$116,554
Amortization of intangibles	1,160	1,186	1,212	1,274	1,311	3,558	4,106
Tax effect of adjustments noted above(1)	(296)	(233)	(237)	(240)	(269)	(909)	(838)
Tangible net income (non-GAAP)	$73,319	$39,799	$40,384	$29,158	$42,875	$153,359	$119,822

Net income (GAAP)	$72,455	$38,846	$39,409	$28,124	$41,833	$150,710	$116,554
Merger and conversion expense	11,273	—	—	—	—	11,273	—
Gain on extinguishment of debt	—	—	(56)	(620)	—	(56)	—
Gain on sales of MSR	—	—	(3,472)	(547)	—	(3,472)	—
Gain on sale of insurance agency	(53,349)	—	—	—	—	(53,349)	—
Losses on sales of securities (including impairments)	—	—	—	19,352	—	—	22,438
Tax effect of adjustments noted above(1)	12,581	—	691	(3,422)	—	13,482	(4,579)
Adjusted net income (non-GAAP)	$42,960	$38,846	$36,572	$42,887	$41,833	$118,588	$134,413
Amortization of intangibles	1,160	1,186	1,212	1,274	1,311	3,558	4,106
Tax effect of adjustments noted above(1)	(296)	(233)	(237)	(240)	(269)	(909)	(838)
Adjusted tangible net income (non-GAAP)	$43,824	$39,799	$37,547	$43,921	$42,875	$121,237	$137,681
Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,553,517	$2,337,731	$2,314,281	$2,261,025	$2,231,605	$2,402,397	$2,212,199
Average intangible assets	1,004,701	1,008,638	1,009,825	1,011,130	1,012,460	1,007,710	1,012,613
Average tangible shareholders’ equity (non-GAAP)	$1,548,816	$1,329,093	$1,304,456	$1,249,895	$1,219,145	$1,394,687	$1,199,586

Average assets (GAAP)	$17,681,596	$17,371,369	$17,203,013	$17,195,840	$17,235,413	$17,421,570	$17,244,029
Average intangible assets	1,004,701	1,008,638	1,009,825	1,011,130	1,012,460	1,007,710	1,012,613
Average tangible assets (non-GAAP)	$16,676,895	$16,362,731	$16,193,188	$16,184,710	$16,222,953	$16,413,860	$16,231,416

Shareholders’ equity (GAAP)	$2,658,078	$2,354,701	$2,322,350	$2,297,383	$2,233,323	$2,658,078	$2,233,323

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Intangible assets	1,004,136	1,008,062	1,009,248	1,010,460	1,011,735	1,004,136	1,011,735
Tangible shareholders’ equity (non-GAAP)	$1,653,942	$1,346,639	$1,313,102	$1,286,923	$1,221,588	$1,653,942	$1,221,588

Total assets (GAAP)	$17,958,840	$17,510,391	$17,345,741	$17,360,535	$17,181,621	$17,958,840	$17,181,621
Intangible assets	1,004,136	1,008,062	1,009,248	1,010,460	1,011,735	1,004,136	1,011,735
Total tangible assets (non-GAAP)	$16,954,704	$16,502,329	$16,336,493	$16,350,075	$16,169,886	$16,954,704	$16,169,886

Adjusted Performance Ratios
Return on average assets (GAAP)	1.63%	0.90%	0.92%	0.65%	0.96%	1.16%	0.90%
Adjusted return on average assets (non-GAAP)	0.97	0.90	0.86	0.99	0.96	0.91	1.04
Return on average tangible assets (non-GAAP)	1.75	0.98	1.00	0.71	1.05	1.25	0.99
Pre-provision net revenue to average assets (non-GAAP)	2.21	1.20	1.21	0.79	1.32	1.55	1.23
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.27	1.20	1.13	1.21	1.32	1.20	1.40
Adjusted return on average tangible assets (non-GAAP)	1.05	0.98	0.93	1.08	1.05	0.99	1.13
Return on average equity (GAAP)	11.29	6.68	6.85	4.93	7.44	8.38	7.04
Adjusted return on average equity (non-GAAP)	6.69	6.68	6.36	7.53	7.44	6.59	8.12
Return on average tangible equity (non-GAAP)	18.83	12.04	12.45	9.26	13.95	14.69	13.35
Adjusted return on average tangible equity (non-GAAP)	11.26	12.04	11.58	13.94	13.95	11.61	15.35

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	61,632,448	56,684,626	56,531,078	56,611,217	56,523,887	58,297,554	56,393,957

Diluted earnings per share (GAAP)	$1.18	$0.69	$0.70	$0.50	$0.74	$2.59	$2.07
Adjusted diluted earnings per share (non-GAAP)	$0.70	$0.69	$0.65	$0.76	$0.74	$2.03	$2.38

Tangible Book Value Per Share
Shares outstanding	63,564,028	56,367,924	56,304,860	56,142,207	56,140,713	63,564,028	56,140,713

Book value per share (GAAP)	$41.82	$41.77	$41.25	$40.92	$39.78	$41.82	$39.78
Tangible book value per share (non-GAAP)	$26.02	$23.89	$23.32	$22.92	$21.76	$26.02	$21.76

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	14.80%	13.45%	13.39%	13.23%	13.00%	14.80%	13.00%
Tangible common equity ratio (non-GAAP)	9.76%	8.16%	8.04%	7.87%	7.55%	9.76%	7.55%
Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$133,576	$127,598	$125,850	$128,595	$130,131	$387,024	$401,745

Total noninterest income (GAAP)	$89,299	$38,762	$41,381	$20,356	$38,200	$169,442	$92,719
Gain on sales of MSR	—	—	3,472	547	—	3,472	—
Gain on extinguishment of debt	—	—	56	620	—	56	—
Gain on sale of insurance agency	53,349	—	—	—	—	53,349	—

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Sep 30, 2024	Sep 30, 2023
Losses on sales of securities (including impairments)	—	—	—	(19,352)	—	—	(22,438)
Total adjusted noninterest income (non-GAAP)	$35,950	$38,762	$37,853	$38,541	$38,200	$112,565	$115,157

Noninterest expense (GAAP)	$121,983	$111,976	$112,912	$111,880	$108,369	$346,871	$327,742
Amortization of intangibles	1,160	1,186	1,212	1,274	1,311	3,558	4,106
Merger and conversion expense	11,273	—	—	—	—	11,273	—
Total adjusted noninterest expense (non-GAAP)	$109,550	$110,790	$111,700	$110,606	$107,058	$332,040	$323,636

Efficiency ratio (GAAP)	54.73%	67.31%	67.52%	75.11%	64.38%	62.33%	66.28%
Adjusted efficiency ratio (non-GAAP)	64.62%	66.60%	68.23%	66.18%	63.60%	66.46%	62.61%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$133,576	$127,598	$125,850	$128,595	$130,131	$387,024	$401,745
Net interest income collected on problem loans	642	(146)	123	283	(820)	619	(64)
Accretion recognized on purchased loans	1,089	897	800	1,117	1,290	2,786	3,049
Adjustments to net interest income	$1,731	$751	$923	$1,400	$470	$3,405	$2,985
Adjusted net interest income (FTE) (non-GAAP)	$131,845	$126,847	$124,927	$127,195	$129,661	$383,619	$398,760

Net interest margin (GAAP)	3.36%	3.31%	3.30%	3.33%	3.36%	3.32%	3.49%
Adjusted net interest margin (non-GAAP)	3.32%	3.29%	3.28%	3.29%	3.35%	3.30%	3.47%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$204,935	$200,670	$194,640	$190,857	$183,521	$600,245	$523,040
Net interest income collected on problem loans	642	(146)	123	283	(820)	619	(64)
Accretion recognized on purchased loans	1,089	897	800	1,117	1,290	2,786	3,049
Adjusted loan interest income (FTE) (non-GAAP)	$203,204	$199,919	$193,717	$189,457	$183,051	$596,840	$520,055

Loan yield (GAAP)	6.47%	6.41%	6.30%	6.18%	6.06%	6.39%	5.89%
Adjusted loan yield (non-GAAP)	6.41%	6.38%	6.27%	6.14%	6.04%	6.35%	5.86%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense. The tax effect of the discrete gain on sale of insurance agency was calculated based on an estimated tax rate of 25.8%.

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